EXHIBIT 23.2


                         Consent of Independent Auditors
                         -------------------------------


The Board of Directors
E-Z-EM, Inc.

                  We have issued our report dated August 8, 1996, accompanying the consolidated financial statements and schedule of E-Z-EM, Inc. and Subsidiaries appearing in the 1996 Annual Report on Form 10-K of the Company for the year ended June 1, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


Grant Thornton LLP

Melville, New York
August 30, 1996